Exhibit 8.2

27 May, 2025

To:	GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong
Shanghai 200137
China

Dear Sirs:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue this opinion under the existing laws, statutes, regulations, orders, decrees, notices, circular, judicial interpretations and subordinate legislations of the PRC in effect as of the date hereof (the “PRC Laws”).

We are acting as PRC legal counsel to GDS Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Registration Statement on Form F-3, including the prospectus and all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended in relation to the offering (the “Offering”) of American Depositary Shares (the “ADSs”), each representing eight class A ordinary shares of the Company.

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company on the captioned matters, and is delivered to the Company for the purposes of the Offering. Our Opinion is subject to the following qualifications:

1.	This Opinion is limited to matters of the PRC Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

2.	This Opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

3.	For the purpose of the Offering, we consent to the filing with the SEC of this letter as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Based on the foregoing and subject to the qualifications set out above, as of the issuance date of this Opinion:

1.	We are of the opinion that, the discussions of PRC taxation in the Registration Statement are true and accurate based on the PRC Laws.

Sincerely yours,

/s/ King & Wood Mallesons

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